EXHIBIT 99.1
AAM Reports First Quarter 2025 Financial Results

Increased Year-Over-Year Operating Cash Flow

DETROIT, May 2, 2025 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) today reported its financial results for the first quarter 2025.
First Quarter 2025 Results
•Sales of $1.41 billion
•Net income of $7.1 million, or 0.5% of sales
•Adjusted EBITDA of $177.3 million, or 12.6% of sales
•Diluted earnings per share of $0.06; Adjusted earnings per share of $0.09
•Net cash provided by operating activities of $55.9 million; Adjusted free cash flow of $(3.9) million

"AAM delivered positive year-over-year operating cash flow performance driven by a combination of cost control and productivity,” said AAM’s Chairman and Chief Executive Officer, David C. Dauch. “AAM will stay focused on managing factors under our control while operating in an uncertain geopolitical trade policy environment. In addition, we continue to make excellent progress on our transformational Dowlais combination.”

AAM's sales in the first quarter of 2025 were $1.41 billion as compared to $1.61 billion in the first quarter of 2024. Sales for the first quarter of 2025 were negatively impacted by overall lower volumes.

AAM's net income in the first quarter of 2025 was $7.1 million, or $0.06 per share and 0.5% of sales, as compared to net income of $20.5 million, or $0.17 per share and 1.3% of sales in the first quarter of 2024.

Adjusted earnings per share in the first quarter of 2025 was $0.09 compared to Adjusted earnings per share of $0.18 in the first quarter of 2024.

In the first quarter of 2025, Adjusted EBITDA was $177.3 million, or 12.6% of sales, as compared to $205.6 million, or 12.8% of sales, in the first quarter of 2024.

AAM's net cash provided by operating activities for the first quarter of 2025 was $55.9 million as compared to $17.8 million for the first quarter of 2024.

AAM's Adjusted free cash flow for the first quarter of 2025 was $(3.9) million as compared to $(21.4) million for the first quarter of 2024.

AAM's 2025 Updated Financial Outlook
AAM's full year 2025 financial targets are as follows:
•AAM is targeting sales in the range of $5.65 - $5.95 billion vs. $5.8 - $6.05 billion prior.
•AAM is targeting Adjusted EBITDA in the range of $665 - $745 million vs. $700 - $760 million prior.
•AAM is targeting Adjusted free cash flow in the range of $165 - $215 million vs. $200 - $230 million prior; this target assumes capital spending of approximately 5% of sales.

These targets are based on the following assumptions for 2025:
•North American light vehicle production of approximately 14.0 - 15.1 million units.
•AAM's production estimates of key programs that we support.
•AAM's outlook assumes the sale of AAM's commercial vehicle axle business in India is completed by July 1, 2025.
•Does not reflect any costs and expenses relating to the announced combination with Dowlais, which will impact actual results. Reflects guidance for AAM on a stand-alone pre-combination basis only.
•Substantially all incremental tariff costs are passed on to our customers.

First Quarter 2025 Conference Call Information
A conference call to review AAM's first quarter results is scheduled for today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 883-0383 from the United States or (412) 902-6506 from outside the United States with access code 5152998. A replay will be available one hour after the call is complete until May 9, 2025 by dialing (877) 344-7529 from the United States or (412) 317-0088 from outside the United States. When prompted, callers should enter replay access code 3492897.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its most directly comparable GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of AAM's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Definition of Non-GAAP Financial Measures
AAM defines Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our business combination with Dowlais, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges, and non-recurring items, including the tax effect thereon.

AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our business combination with Dowlais, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, and plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs.

Company Description
As a leading global Tier 1 Automotive and Mobility Supplier, AAM (NYSE: AXL) designs, engineers and manufactures Driveline and Metal Forming technologies to support electric, hybrid and internal combustion vehicles. Headquartered in Detroit, with over 75 facilities in 16 countries, AAM is bringing the future faster for a safer and more sustainable tomorrow. To learn more, visit aam.com.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which we operate; reduced purchases of our products by General Motors Company (GM), Stellantis N.V. (Stellantis), Ford Motor Company (Ford) or other customers; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford); our ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures; risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise; a significant disruption in operations at one or more of our key manufacturing facilities; risks inherent in transitioning our business from internal combustion engine vehicle products to hybrid and electric vehicle products; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences, including those resulting from tax litigation; risks related to a failure of our information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid or minimize work stoppages; cost or availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at our facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage; our ability to maintain satisfactory labor relations and avoid work stoppages; our ability to achieve the level of cost reductions required to sustain global cost competitiveness or our ability to recover certain cost increases from our customers; price volatility in, or reduced availability of, fuel; our ability to protect our intellectual property and successfully defend against assertions made against us; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products; our ability or our customers' and suppliers' ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; our ability to attract and retain qualified personnel in key positions and functions; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

Additional Information
This earnings release may be deemed to be solicitation material in respect of AAM’s proposed combination with Dowlais Group plc (the “Business Combination”), including the issuance of AAM’s shares of common stock in respect of the Business Combination. In connection with the foregoing proposed issuance of AAM’s shares of common stock, AAM expects to file a proxy statement on Schedule 14A (together with any amendments and supplements thereto, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). To the extent the Business Combination is effected as a scheme of arrangement under English law, the issuance of AAM’s shares of common stock in connection with the Business Combination would not be expected to require registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that AAM exercises its right to elect to implement the Business Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Business Combination in a manner that is not exempt from the registration requirements of the Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the AAM’s shares that would be issued in the Business Combination. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at https://www.aam.com/investors.

Participants in the Solicitation
AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM’s shareholders in respect of the Business Combination, including the proposed issuance of AAM’s shares of common stock in connection with the Business Combination. Information regarding AAM’s directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 14, 2025, the definitive proxy statement on Schedule 14A for AAM’s 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025 and the Current Report on Form 8-K of AAM, which was filed with the SEC on March 17, 2025. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. To the extent holdings of AAM’s securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by AAM. These documents may be obtained free of charge from the SEC's website at www.sec.gov and AAM’s website at https://www.aam.com/investors.

No Offer or Solicitation
This earnings release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Profit Forecasts and Estimates
The statements in this press release setting out targets for Adjusted EBITDA and Adjusted free cash flow of AAM for FY25 (together, the “FY25 Updated Profit Forecast”) constitute profit forecasts of AAM for the purposes of Rule 28.1(a) of the UK Takeover Code (“Code”). The UK Takeover Panel has granted AAM a dispensation from the requirement to include reports from reporting accountants and AAM’s financial advisers in relation to the FY25 Updated Profit Forecast because it is an ordinary course profit forecast and Dowlais has agreed to the dispensation.

Other than the FY25 Updated Profit Forecast, nothing in this press release (including any statement of estimated cost savings or synergies) is intended, or is to be construed, as a profit forecast or profit estimate for any period or is to be interpreted to mean that earnings or earnings per share of AAM or Dowlais for the current or future financial years will necessarily match or exceed the published earnings or earnings per share of AAM or Dowlais, as appropriate.

AAM Directors’ Confirmation
In accordance with Rule 28.1(c)(i) of the Code, the AAM directors confirm that, as at the date of this press release, the FY25 Updated Profit Forecast is valid and has been properly compiled on the basis of the assumptions stated in AAM's UK RNS announcement on or around the date of this press release and that the basis of accounting used is consistent with AAM's accounting policies.

# # #

For more information:
Investor Contact
David H. Lim
Head of Investor Relations
(313) 758-2006
david.lim@aam.com

Media Contact
Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(in millions, except per share data)

Net sales	$1,411.3	$1,606.9

Cost of goods sold	1,237.4	1,408.4

Gross profit	173.9	198.5

Selling, general and administrative expenses	90.9	98.3

Amortization of intangible assets	20.6	20.7

Restructuring and acquisition-related costs	19.7	2.5

Operating income	42.7	77.0

Interest expense	(42.9)	(49.0)

Interest income	5.6	8.3

Other income (expense):
Debt refinancing and redemption costs	(3.3)	—
Gain on Business Combination Derivative	21.9	—
Gain on equity securities	—	0.1
Other expense, net	(2.9)	—

Income before income taxes	21.1	36.4

Income tax expense	14.0	15.9

Net income	$7.1	$20.5

Diluted earnings per share	$0.06	$0.17

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS	(in millions)
Current assets
Cash and cash equivalents	$549.2	$552.9
Accounts receivable, net	817.4	709.1
Inventories, net	434.3	442.5
Prepaid expenses and other	164.3	152.2
Current assets held-for-sale	67.8	58.1
Total current assets	2,033.0	1,914.8

Property, plant and equipment, net	1,614.6	1,622.8
Deferred income taxes	198.3	199.5
Goodwill	172.8	172.0
Other intangible assets, net	436.2	456.7
GM postretirement cost sharing asset	113.5	111.7
Operating lease right-of-use assets	109.2	110.3
Other assets and deferred charges	461.8	472.1
Total assets	$5,139.4	$5,059.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$10.5	$47.9
Accounts payable	745.3	700.5
Accrued compensation and benefits	167.2	193.0
Deferred revenue	25.0	14.2
Current portion of operating lease liabilities	24.1	22.8
Accrued expenses and other	177.9	172.4
Current liabilities held-for-sale	34.1	24.4
Total current liabilities	1,184.1	1,175.2

Long-term debt, net	2,609.0	2,576.9
Deferred revenue	43.1	37.0
Deferred income taxes	9.9	11.8
Long-term portion of operating lease liabilities	87.2	89.9
Postretirement benefits and other long-term liabilities	609.8	606.3
Total liabilities	4,543.1	4,497.1

Total AAM stockholders' equity	596.3	562.8
Total liabilities and stockholders' equity	$5,139.4	$5,059.9

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(in millions)
Operating activities
Net income	$7.1	$20.5
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	112.2	117.8
Other	(63.4)	(120.5)
Net cash provided by operating activities	55.9	17.8

Investing activities
Purchases of property, plant and equipment	(69.3)	(48.0)
Proceeds from sale of property, plant and equipment	0.6	3.1
Acquisition of business, net of cash acquired	(0.6)	(0.6)
Proceeds from disposition of affiliates	30.1	—
Other	(1.0)	(2.7)
Net cash used in investing activities	(40.2)	(48.2)

Financing activities
Net debt activity	(15.8)	(10.1)
Other	(8.2)	(5.9)
Net cash used in financing activities	(24.0)	(16.0)

Effect of exchange rate changes on cash	4.6	(3.7)

Net decrease in cash and cash equivalents	(3.7)	(50.1)

Cash and cash equivalents at beginning of period	552.9	519.9

Cash and cash equivalents at end of period	$549.2	$469.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc.'s business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended
	March 31,
	2025	2024
	(in millions)

Net income	$7.1	$20.5
Interest expense	42.9	49.0
Income tax expense	14.0	15.9
Depreciation and amortization	112.2	117.8
EBITDA	176.2	203.2
Restructuring and acquisition-related costs	19.7	2.5
Debt refinancing and redemption costs	3.3	—
Gain on Business Combination Derivative	(21.9)	—
Gain on equity securities	—	(0.1)
Adjusted EBITDA	$177.3	$205.6

Adjusted earnings per share(b)

	Three Months Ended
	March 31,
	2025	2024
Diluted earnings per share	$0.06	$0.17
Restructuring and acquisition-related costs	0.16	0.02
Debt refinancing and redemption costs	0.03	—
Gain on Business Combination Derivative	(0.18)	—
Tax effect of adjustments	0.02	(0.01)
Adjusted earnings per share	$0.09	$0.18
Adjusted earnings per share are based on weighted average diluted shares outstanding of 122.6 million and 121.0 million for the three months ended March 31, 2025 and 2024 respectively.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc.'s business and operating performance.

Free cash flow and Adjusted free cash flow(c)

	Three Months Ended
	March 31,
	2025	2024
	(in millions)
Net cash provided by operating activities	$55.9	$17.8
Less: Capital expenditures net of proceeds from the sale of property, plant and equipment	(68.7)	(44.9)
Free cash flow	$(12.8)	$(27.1)
Cash payments for restructuring and acquisition-related costs	8.9	5.7
Adjusted free cash flow	$(3.9)	$(21.4)

Segment Financial Information

	Three Months Ended
	March 31,
	2025	2024
	(in millions)
Segment Sales
Driveline	$957.8	$1,106.4
Metal Forming	575.8	644.1
Total Sales	1,533.6	1,750.5
Intersegment Sales	(122.3)	(143.6)
Net External Sales	$1,411.3	$1,606.9

Segment Adjusted EBITDA(a)
Driveline	$125.3	$157.4
Metal Forming	52.0	48.2
Total Segment Adjusted EBITDA	$177.3	$205.6

Full Year 2025 Financial Outlook

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc.'s business and operating performance.

	Adjusted EBITDA
	Low End	High End
	(in millions)
Net loss	$(65)	$(10)
Interest expense	170	180
Income tax expense	35	50
Depreciation and amortization	455	455
Full year 2025 targeted EBITDA	595	675
Restructuring-related costs	25	25
Dowlais acquisition-related costs	65	65
Other, principally Business Combination Derivative	(20)	(20)
Full year 2025 targeted Adjusted EBITDA	$665	$745

	Adjusted Free Cash Flow
	Low End	High End
	(in millions)
Net cash provided by operating activities	$375	$425
Capital expenditures net of proceeds from the sale of property, plant and equipment	(300)	(300)
Full year 2025 targeted Free Cash Flow	75	125
Cash payments for restructuring-related costs	25	25
Cash payments for Dowlais acquisition-related costs	65	65
Full year 2025 targeted Adjusted Free Cash Flow	$165	$215

___________
(a)We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our business combination with Dowlais, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA are also key metrics used in our calculation of incentive compensation. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)We define Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our business combination with Dowlais, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items, including the tax effect thereon. We believe Adjusted earnings per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings per share differently.

(c)    We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.